EXHIBIT 10.5

This instrument prepared by

and please return to:

Han C. Choi, Esq.

Nelson Mullins Riley & Scarborough, L.L.P.

999 Peachtree Street, Suite 1400

Atlanta, Georgia 30309

(Space above this line for recording data)

FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $16,668.75 AND FLORIDA NON-RECURRING INTANGIBLE TAXES IN THE AMOUNT of $9,525.00 ARE BEING PAID ON THE INDEBTEDNESS SECURED UNDER THIS MORTGAGE.

MORTGAGE, SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES, RENTS AND PROFITS

THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS, LEASES AND PROFITS (hereinafter “Mortgage”) is made as of this 13th day of December, 2005 by and between SRI/SURGICAL EXPRESS, INC., a Florida corporation (hereinafter “Borrower”), and having a mailing address of 12425 Race Track Road, Tampa, Florida 33626, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, having a mailing address of 225 Water Street, 2nd Floor, Jacksonville, Florida 32202 (“Collateral Agent,” such term includes all successors and assigns, immediate or remote).

WITNESSETH:

WHEREAS, the Borrower has requested Wachovia Bank, National Association and LaSalle Bank National Association (collectively, the “Lenders”) lend in the amount of $4,762,500 in order to finance or refinance the acquisition of certain commercial real and personal property pursuant to promissory notes, dated the date hereof (the “Notes”) and further evidenced by the Second Amended and Restated Credit Agreement, dated June 21, 2005, as amended by that certain Amendment to Second Amended and Restated Credit Agreement, dated the date hereof, (collectively, the “Credit Agreement”), among the Borrower, the Lenders and the Collateral Agent; and

NOW THEREFORE, in consideration of the premises and in order to secure the Notes and the performance and observance of all the provisions of the Credit Agreement and this Mortgage, the Borrower hereby agrees and covenants as follows:

1. Granting of Mortgaged Property. Borrower, for and in consideration of Notes in the principal sum of $4,762,500 by Lenders, for the account of Borrower, the receipt and sufficiency of which is hereby acknowledged, hereby mortgages to Collateral Agent, its successors and assigns forever, all of Borrower’s estate, right, title and interest in, to and under, and grants to Collateral Agent a security interest in, any and all of the following described property which is (except where the context otherwise requires) herein collectively called the “Mortgaged Property,” whether now owned or held or hereafter acquired, such term also referring to any part-or parcel hereof:

(1) all of Borrower’s fee simple interest in and to the real property legally described in Exhibit “A” attached hereto and by this reference made a part hereof; and

(2) all right, title and interest of Borrower, including any after-acquired title or reversion in and to the beds of the ways, streets, avenues and alleys adjoining the Property and in and to any strips, gaps or gores adjoining the Property on all sides thereof; and

(3) all of the tenements, hereditament, easements, appurtenances, passages, waters, water rights, water courses, riparian rights and other rights, liberties and privileges thereof now or hereafter appertaining to the Property, including any homestead or other claim at law or in equity, any after-acquired title, franchises, licenses, and any reversions and remainders thereof; and

(4) Borrower’s interest in all buildings and improvements of every kind and description now or hereafter erected or placed on the Property (the “Improvements”); all materials intended for construction, reconstruction, alterations and repairs of the Improvements (whether stored or located on-site or stored off-site), all of which materials shall be deemed to be included within the Property hereby conveyed immediately upon delivery thereof to the Property, all fixtures now or hereafter owned by Borrower and attached to or used in connection with the Property and Improvements, including but not limited to all apparatus, elevators, fittings, radiators, gas ranges, mechanical refrigerators, awnings, shades, screens, blinds, carpeting and other floor coverings, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air-conditioning, central energy and sprinkler equipment and fixtures and appurtenances thereto but excluding any inventory; and all renewals or replacements of any of the foregoing, whether or not the same are or shall be attached to the Improvements; except that the foregoing shall not include any trade fixtures, personal property or moveable equipment owned by tenants of Borrower occupying any part of the Property under authorized leases, except to the extent of any interest of Borrower therein by virtue of any leases and except to the extent that same are owned by Borrower and related solely to the Borrower’s operation of its business. All of such personal property is deemed to be real property and a part of the Property. This Mortgage is hereby deemed to be a security agreement as well as a mortgage for the purpose of creating hereby a security interest in the personal property securing the Indebtedness (hereinafter defined in Section 2.1) for the benefit of the Collateral Agent; and

(5) all the rents, issues, proceeds and profits accruing or to accrue from the Property or arising from the use or enjoyment of all or any portion thereof or from any pertaining thereto; and all right title and interest of Borrower, as landlord, in and to all leases of the Property now or hereafter existing, including, without limitation, all deposits made thereunder to secure performance by the Borrower’s tenants of their obligations thereunder; and

(6) all rights of Borrower to plans and specifications, designs, drawings and other matters prepared for any construction on or renovation or alteration of the Property and Improvements; and

(7) all rights of Borrower under any contracts executed by Borrower as owner with any provider of goods or services or in connection with any construction undertaken on or services performed or to be performed in connection with the Property; and

(8) all proceeds (including claims or demands thereto) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation all proceeds of insurance (including unearned premiums) and condemnation awards, including interest thereon.

2. Security for Obligations; Indebtedness.

2.1. This Mortgage secures the payment of (a) the Notes (also defined as the “Obligations”) in a maximum principal amount of $4,762,500, (b) all indebtedness and obligations arising under the provisions of the Mortgage; (c) all indebtedness and obligations arising pursuant to any instrument evidencing the advance of additional sums at Lenders’ sole option, by Lenders to Borrower; (d) any and all renewals or extensions of any such item of indebtedness or obligation or any part thereof; (e) any future advances which may be made by Lenders or Collateral Agent to Borrower, whether made to protect the security or otherwise, and whether or not evidenced by additional promissory notes or other evidences of indebtedness (but nothing in this Mortgage shall be interpreted to require Lenders or Collateral Agent to make any future advances); (f) any obligations due under any interest rate hedge or swap agreement including any prepayment penalties; and (g) all interest due on all of the same (all of the above are hereinafter collectively the “Indebtedness”, which term shall also include any part or portion thereof). Nothing in this Mortgage shall be construed to obligate Lenders or Collateral Agent to make any renewals or additional loans or advances.

2.2. Future Advances: It is further covenanted and agreed by the parties hereto that this Mortgage also secures the payment of and includes all future, or further advances as may be made by the Lenders or Collateral Agent herein or its successors or assigns to and for the benefit of the Borrower, its heirs, personal representatives or assigns, within twenty (20) years from the date hereof, or within such lesser period of time as may be provided hereafter by law as a prerequisite for the sufficiency of actual notice or record notice of the optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration. Specifically and not by way of limitation of the foregoing, the Borrower authorizes the Lenders or Collateral Agent to, and any future advances under the provisions of this paragraph shall, include any and all payments, whether of principal, interest or otherwise, which may be made by the Lenders or Collateral Agent under any future mortgage or liens to which the Lenders or Collateral Agent subordinates the lien and payment of the Obligations and Mortgage. The total amount of indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed $9,525,000 and any and all disbursements made for the payment of taxes, levies or insurance on the property covered by the lien of this Mortgage with interest on such disbursements. Such further or future advances shall be at the option of the Lenders or Collateral Agent and shall bear interest at the rates established by Lenders. Any such future or further advances which may be made by the Lender or Collateral Agent or their successors or assigns in accordance with this paragraph shall be secured by this Mortgage to the same extent as if such future or further advances were made on the date of the execution hereof, irrespective of whether Mortgage is in default.

3. Warranty of Title. Borrower warrants to Collateral Agent good, marketable and insurable fee simple title to the Mortgaged Property and warrants and agrees that the same is free from all encumbrances and liens created by Borrower whatsoever, except for those certain encumbrances recorded in the real property records of Lee County, Florida and any other permitted encumbrances approved by Collateral Agent; that Borrower has good and legal right, power and authority to so mortgage the Mortgaged Property to Collateral Agent; that Borrower and its successors in interest will forever warrant and defend the title of the Mortgaged Property as represented above and the estate and priority of its Mortgage against the lawful claims and demands of all persons whomsoever; and that Borrower will execute, acknowledge and deliver all and every such reasonable further assurances to the Collateral Agent of the title to all the Mortgaged Property. All of these covenants shall run with the land.

4. Payment of the Obligations and Indebtedness: Borrower agrees to pay promptly the principal of and all interest on the Obligations and other Indebtedness at the times and in the manner provided in the Credit Agreement, all without any deductions or credits for taxes or other similar charges imposed upon Borrower or for any claim, set off or offset by Borrower against Lenders or Collateral Agent.

5. Maintenance and Repairs: Compliance with Laws:

5.1. Borrower shall (a) not permit, commit or suffer to exist any waste, impairment or deterioration of the Mortgaged Property (except normal wear and tear in the ordinary course of business); (b) keep and maintain the Mortgaged Property and every part thereof and the fixtures, machinery and appurtenances in good working condition; (c) effect such repairs and make all needed and proper replacements so that the Improvements, fixtures, equipment, goods, machinery and appurtenances will at all times be in good working condition, fit and proper for the respective purposes for which they were originally erected or installed; (d) make such repairs as Collateral Agent may reasonably require so that the Mortgaged Property is in good working condition; (e) fully comply with all statutes, laws, ordinances, regulations, requirements, orders or decrees relating to the Mortgaged Property enacted or imposed by any federal, state or municipal authority, including courts and administrative agencies of competent jurisdiction; (f) observe and fully comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Property or which have been granted to or contracted for by Borrower in connection with any existing or presently contemplated use of the Mortgaged Property; and (g) permit Collateral Agent or its agents, at all reasonable times, to enter upon and inspect the Mortgaged Property, subject to the reasonable rights of tenants, as stated in their leases as approved by Collateral Agent.

5.2. Collateral Agent shall have the right, at any time and from time to time, to engage an independent party to determine whether the Mortgaged Property is being maintained so that it is in good repair and condition. If the maintenance is determined to be below this standard, such party shall determine the estimated cost of such repairs and replacements as are necessary to place the Mortgaged Property in good repair and condition, and Borrower shall promptly perform the repairs and replacements, at Borrower’s sole expense. Borrower acknowledges that upon such a determination the security of this Mortgage will be impaired to the extent of the estimated cost of such repairs and replacements. In such event, Borrower shall also reimburse Collateral Agent for the reasonable cost of such inspection, and the same shall be a part of the Indebtedness secured hereby.

6. Taxes: Borrower agrees to:

(1) pay, before delinquency and before any penalty for nonpayment attaches thereto, all taxes, assessments, water rates, sewer rentals and other governmental, municipal or public dues, charges, fines or impositions which are or may be levied against the Mortgaged Property or any part thereof; to deliver to Collateral Agent, before delinquency, receipted bills evidencing payment thereof; or to pay in full, under protest and in the manner provided by statute, any tax, assessment, rate, rental, charge, fine or imposition which Borrower may desire to contest; and

(2) if the State of Florida enacts any law imposing in any manner a tax upon this Mortgage, Borrower shall immediately pay the Indebtedness in full, except that this provision will not apply in the event Borrower lawfully pays in full any such tax; and

(3) keep the Mortgaged Property free from statutory liens of every kind.

In the event of a default by Borrower under the terms of this Paragraph 6, Collateral Agent shall have the right, but not the obligation, to advance funds necessary to pay in full such taxes or charges as a future advance hereunder, to be secured by this Mortgage and be due and payable within five days of written notice thereof to Borrower, together with interest (which shall accrue from the date of any advance regardless of any notice or cure periods) at the Default Rate in the Credit Agreement (the “Default Rate”).

7. Casualty Insurance:

7.1. Borrower agrees to keep the Improvements insured against loss, damage and abatement of rental income, if Mortgaged Property is leased to a third party, resulting from fire and such other hazards, casualties and contingencies (including, but not limited to, vandalism, malicious mischief and so-called “all risk” coverage) in such amounts and with such limits as may be reasonably required by Collateral Agent, with Collateral Agent named as an additional insured, mortgagee, and loss payee thereunder. Borrower further agrees to continuously maintain the following described policies of insurance:

(1) Casualty insurance against loss and damage by all risks of physical loss or damage, including without limitation fire, windstorm, lightening, rising and wind-driven water (including without limitation hurricanes), sinkhole, and all other risks covered by the so-called “Extended Coverage” endorsement together with vandalism and “malicious mischief” and “sprinkler leakage,, endorsements, and by the so-called “all perils” endorsement, together with such other risks as Collateral Agent may reasonably require; and

(2) Comprehensive general public liability insurance against bodily injury and property damage in any way arising in connection with the Mortgaged Property with such limits as the Collateral Agent may reasonably require but in any event not less than $1,000,000. 00 single limit coverage (including without limitation, contractual liability coverage); and

(3) Worker’s compensation insurance; and

(4) Rent and rent value insurance (or, at Collateral Agent’s discretion, business interruption insurance) in amount sufficient to pay during any period of up to one (1) year in which the improvements constituting the Mortgaged Property may be damaged or destroyed (i) all projected annual rents derived from the Mortgaged Property, and (ii) all other amounts (including, but not limited to, all taxes, assessments, utility charges, operating expenses and insurance premiums required herein to be paid by Borrower or by tenants of the Mortgaged Property. The coverage pursuant to this provision shall only be required if any portion of the Mortgaged Property is leased to a third party; and

(5) Intentionally Omitted.

(6) During the making of any alterations or improvements to the Mortgaged Property permitted by Collateral Agent, insurance covering claims based on the owner’s contingent liability not covered by the insurance covered in subsection (2) above; and

(7) Flood Insurance for the maximum coverage available in the event the Federal Insurance Administration (“FIA”) has designated the Mortgaged Property to be in a special flood hazard area and designated the community in which the Mortgaged Property is located eligible for sale of subsidized insurance first and second layer flood insurance when and as available; and

(8) Such other insurance of the types and in amounts as Collateral Agent may reasonably require, so long as such insurance is commercially reasonable for comparable properties in the area in which the Mortgaged Property is located.

Borrower will pay promptly when due any premiums on such insurance. All such insurance shall be carried with companies reasonably acceptable to Collateral Agent and lawfully operating in the State of Florida. Copies of the policies and renewals with evidence of full payment of premiums therefor shall be delivered to Collateral Agent, and shall have attached thereto (1) a standard ISO mortgagee clause (providing in substance that Collateral Agent is an insured under a separate insurance contract and that defenses of the insurer against Borrower are inapplicable to Lender); (2) an agreed amount endorsement; (3) a replacement cost endorsement; and (4) a standard waiver of subrogation endorsement, if available, all in form acceptable to Lender. Borrower shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss with any insurance required hereunder, unless Collateral Agent is included as a mortgagee thereunder pursuant to the type of clause described in clause (i) above. All policies shall provide for at least thirty (30) days advance written notice to Collateral Agent prior to any cancellation, non-renewal or material modification thereof.

7.2. In the event of a change in ownership of or occupancy of the Mortgaged Property (except for changes in tenant occupancy in the ordinary course of business, as approved by Collateral Agent), Borrower shall immediately deliver notice by mail to all insurers.

7.3. If an Event of Default shall exist that has not been cured within the applicable grace period, the Collateral Agent is hereby authorized and empowered, at its option, to adjust or compromise any claim against the Borrower under any insurance policies on the Mortgaged Property. Borrower shall promptly notify Lender of any claim asserted against Borrower on account of any injury or claimed injury to persons or property arising from the Borrower’s ownership or development of the Mortgaged Property and shall deliver to Collateral Agent the original or true copy of each summons or other process, pleading or notice issued in any suit or other proceeding to assert or enforce any such claim, suit or other proceeding promptly after Borrower is served with the same.

The Borrower hereby appoints the Collateral Agent agent and attorney-in-fact to collect and receive insurance proceeds, and to deduct therefrom Lender’s expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this paragraph shall require Collateral Agent to incur any expense or take any action hereunder. In the event any losses shall be payable on any insurance policies on the Mortgaged Property, the Borrower hereby appoints the Collateral Agent as agent and attorney-in-fact to endorse such proceeds, checks or drafts for the purpose, of (a) applying them in payment of the Indebtedness secured by this Mortgage, whether or not then due; or (b) holding the balance of such proceeds to be used to reimburse Borrower for the cost of reconstruction or repair of the Mortgaged Property. If no Event of Default shall have occurred and be, continuing under the Credit Agreement or this Mortgage, the Borrower may elect to either (i) restore the Mortgaged Property to the equivalent of its original condition and use as same exist on the date of this Mortgage, or to such other condition and use as Collateral Agent may approve in writing or (ii) apply such proceeds to the payment of the Indebtedness.

7.4. In the event Collateral Agent elects to allow insurance proceeds to be disbursed for restoration of the Improvements (or such disbursement is required under the last sentence of Section 7.3. above), the insurance proceeds shall be paid to Collateral Agent for Collateral Agent to hold and disburse in accordance with this Section. Borrower shall provide Collateral Agent with a good faith estimate by a third party approved by Collateral Agent of the costs of completing the work. If the estimated cost of completing the work exceeds the amount of insurance proceeds, then Borrower shall deposit with Collateral Agent additional funds from Borrower or other sources which shall be sufficient to make up the difference. The insurance proceeds shall be disbursed by Collateral Agent from time to time upon the Collateral Agent being furnished with (a) satisfactory evidence that the insurance proceeds, together with any additional funds which may be provided by Borrower, continue to constitute sufficient amounts to fully pay the estimated costs of completion of such work; and (b) such architect’s certificates, waivers of lien, contractor’s sworn statements and such other evidences of costs and of payment as the Collateral Agent may reasonably require and approve. Collateral Agent may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by the Collateral Agent prior to commencement of work. No payment made prior to the final completion of the work shall exceed ninety (90%) percent of the cost of the work performed. Funds other than proceeds of insurance shall be disbursed prior to disbursement of insurance proceeds. Any insurance proceeds and other funds paid over to the Collateral Agent to be applied to the work may, shall be invested for the account of the Borrower in an interest bearing account as may be mutually satisfactory to both Collateral Agent and Borrower, and the interest earned on such account or instrument shall be held in such account and applied in the same manner as the principal. Any funds remaining after restoration shall be disbursed to the Borrower.

7.5. In the event of a foreclosure of this Mortgage or other transfer of title to the Mortgaged Property extinguishing the Indebtedness or the lien of this Mortgage, all right, title and interest of Borrower in and to any insurance policies then in force shall pass to and are hereby assigned by Borrower to the purchaser or grantee.

8. [Intentionally Omitted].

9. Alterations, Removal and Demolition: No Improvements shall be altered, removed or demolished, and no fixtures, equipment or appliances on, in or about the Improvements shall be severed, removed, sold or mortgaged, without the prior written consent of Collateral Agent, except for improvements less than $250,000 in the aggregate. In the event all or any part of the fixtures, appliances, equipment or other goods are demolished or destroyed, Borrower shall promptly replace the same with similar fixtures and appliances at least equal in quality and condition to those replaced, free from any security interest in or any encumbrance thereon or reservation of title thereto (however, if any such items were originally leased or encumbered, the replacements may be so leased or encumbered).

10. [Intentionally Omitted].

11. Documentary Stamps, Intangible Taxes, and Other Taxes. If at any time the State of Florida shall determine that additional intangible taxes are due on this Mortgage, or that the additional documentary stamps should be affixed to this Mortgage, Borrower shall pay for such stamps and taxes, together with any interest or penalties imposed in connection with such determination, and Borrower indemnities and holds the Collateral Agent harmless from such obligations. If any such sums shall be advanced by the Collateral Agent, they shall be evidenced, shall bear interest, and shall be paid and shall be secured as provided in Section 16.

If at any time the United States government, or any other governmental authority, requires internal revenue or other documentary stamps hereon on the Obligations or the Credit Agreement, or requires payment of an interest equalization tax upon all or any part of the Indebtedness, then the Indebtedness shall be and become due and payable at the election of Collateral Agent ninety (90) days after Collateral Agent mails a notice of such election to Borrower. However, Collateral Agent shall have no such election and the Obligations and this Mortgage shall remain in effect if Borrower lawfully pays for such stamps or such tax and does in fact pay such tax when the same is due and payable. Borrower further agrees to deliver to Collateral Agent at any time upon written demand, evidence of citizenship and such other evidence as may be required by any government agency having jurisdiction, in order to determine whether the obligation secured hereby is subject to or exempt from any such tax.

12. Indemnification of Collateral Agent Against Costs: Borrower agrees to save Collateral Agent harmless from all costs and expenses, including, without limitation, reasonable attorneys’ fees, receiver’s fees, trustee’s fees, and expenses and all costs of a title search and preparation of a survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court; or administrative body (including an action to foreclose or to collect the Indebtedness) in and to which Collateral Agent may be or become a party by reason of this Mortgage, including but not limited, to condemnation, bankruptcy, probate and. administration proceedings, as well as any other of the foregoing in which a proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Mortgage. All funds paid or expended by Collateral Agent in that regard, together with interest thereon from date of such payment at the Default Rate, shall be a part of the Indebtedness and shall upon notice to Borrower be immediately due and payable by Borrower to the Collateral Agent.

13. Eminent Domain:

13.1. All compensation, proceeds and awards paid to or received by Borrower in any taking by eminent domain or conveyance in lieu thereof that may affect all or any part of or interest in the Mortgaged Property (whether permanently or temporarily), including severance and consequential damages and damages from a change in the grade of any street, are hereby assigned to Collateral Agent subject to the terms hereof. Borrower hereby appoints Collateral Agent as its attorney-in-fact, coupled with an interest, to collect and receive; the proceeds thereof and to give proper receipts therefor. Borrower authorizes and empowers Collateral Agent, as such attorney-in-fact, at Collateral Agent’s option, on behalf of Borrower (notwithstanding the fact that the Indebtedness may not then be due and payable or that the Indebtedness is otherwise adequately secured), to adjust or join with Borrower in adjusting or comprising the claim for any such compensation, proceeds or awards. After deducting all costs of collection, such compensation, proceeds and awards shall be applied, at the option of Collateral Agent, as follows: (a) as a credit upon any portion of the Indebtedness, as selected by Collateral Agent; or (b) to restoring the Improvements, provided that no Event of Default has occurred and the Mortgaged Property can be restored to a condition and use acceptable to Bank in its sole discretion.

13.2. In the event Collateral Agent elects not to apply such compensation, proceeds or awards to the Indebtedness (or such application is not permitted under the last sentence of Section 13.1 above), Collateral Agent shall release any such amounts in the same manner and under the same conditions as are specified in Section 7.4 above for the disbursement of insurance proceeds received in the event of casualty loss to the Mortgaged Property.

13.3. Borrower agrees to give Collateral Agent immediate notice of the actual or threatened commencement of any such eminent domain proceeding, and agrees to promptly send to Collateral Agent copies of any and all papers served or received by Borrower in connection with any such proceedings. Borrower also agrees to make, execute and deliver to Collateral Agent at any time or times, upon request, free, clear and discharged of any encumbrance of any kind whatsoever, any and all further assignments and/or other instruments which are deemed necessary by Collateral Agent for the purpose of validly and sufficiently assigning to Collateral Agent all such compensation, proceeds and awards to Collateral Agent.

14. Estoppel Statements: Within fifteen (15) days after written request from the other party, Borrower and Collateral Agent agree to furnish to the other, or to any third parties identified in the request, an estoppel statement, duly acknowledged, of the amount of the Indebtedness and, if so requested, the nature thereof.

15. Books and Records: Borrower shall keep and maintain at all times at Borrower’s address stated above, or such other place as Collateral Agent may approve in writing, complete and accurate books of accounts and records, in accordance with generally accepted accounting principles, consistently applied, adequate to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, budgets, change orders, leases and other instruments which affect the Mortgaged Property. Such books, records, contracts, budgets, change orders, leases and other instruments shall be subject to examination and inspection at any reasonable time by Collateral Agent.

If applicable, Borrower shall also furnish to Collateral Agent, without demand, on a semi-annual basis or at any other time upon Collateral Agent’s request and demand for same, a complete certified rent roll and rent schedule and operating statement for the Mortgaged Property, certified by Borrower, showing the name of each lessee and, for each lessee, the space occupied, the lease expiration date, the rent payable and the rent paid, in the event the Mortgaged Property is leased to a third party.

16. Advances by Collateral Agent to Protect Security.

16.1. Upon default by Borrower in performance of any of the terms, covenants or conditions in this Mortgage, or upon a default of any party obligated under the Credit Agreement in the performance of any terms, covenants or conditions in such documents, Collateral Agent may, at its option and whether or not it elects to declare the Indebtedness due and payable, pay such amounts and take such actions as Collateral Agent may deem necessary or appropriate to cure the default or protect the value of the security for the Obligations. Collateral Agent may take such actions and make such payments without the same being a waiver of any other remedy. In connection with any such advance, Collateral Agent, at its option, may and is hereby authorized to obtain a report of title prepared by a title insurance company, the cost of which shall be paid by Borrower upon demand. Any amounts so paid by Collateral Agent, all costs incurred by Collateral Agent under the authorizations contained in this Section, and any other costs, charges or expenses incurred by Collateral Agent in the protection of the Mortgaged Property, with interest at the Default Rate, shall be immediately payable by Borrower to Collateral Agent upon notice, and shall be additional Indebtedness, and any amounts so advanced shall be a future advance hereunder, secured by this Mortgage.

16.2. In making any payment authorized above relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens, Collateral Agent may rely upon any bill, statement or estimate procured from the appropriate public officer after reasonable inquiry as to the accuracy of the bill, statement or estimate. Collateral Agent, in making such a payment relating to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same.

16.3. Notwithstanding the above provisions, in the event that Collateral Agent wishes to pay under authority of this Section 16 any lien, charge or other such amount, Collateral Agent shall give to Borrower at least thirty (30) days’ notice prior to making any such advances, except in the case of emergency, where the notice period would extend beyond a payment due date or where the prior conduct of Borrower indicates that there is not a reasonable possibility that Borrower would respond to the notice. If Borrower, after receiving such notice, (a) advises Collateral Agent in writing within five (5) days after the date of the notice of Borrower’s intent to contest its obligation to pay the liens, charges or other amounts which Collateral Agent proposes to pay, provided that Borrower has a statutory right to so contest such lien and, if so, Borrower acts in compliance with all applicable laws, and (b) Borrower furnishes Collateral Agent with cash, a bond, an irrevocable unconditional letter of credit or other security satisfactory to Collateral Agent in an amount equal to one and one-half (1-1/2) times the amount of such contested lien or charge, then in such event Collateral Agent shall not advance payment of such contested amounts. In any event, if Borrower contests the payment of such amounts, the amounts shall be paid prior to any foreclosure of the lien or charge and prior to any other event which would jeopardize Borrower’s title to the Mortgaged Property or the lien of this Mortgage.

17. Further Encumbrances.

17.1. Except as otherwise permitted under the Credit Agreement, Borrower shall not grant any other lien, mortgage or security interest encumbering the Mortgaged Property, nor make any further assignment of the leases and rentals of the Mortgaged Property, without the prior written consent of the Collateral Agent, which the Collateral Agent may grant or withhold in its sole discretion; any such unpermitted lien or mortgage or assignment or security interest shall entitle the Collateral Agent to accelerate the maturity of the loan and foreclose this Mortgage. Any such other lien or mortgage or assignment of security interest shall be junior to this Mortgage and to all permitted tenancies now or at any time in the future affecting the Mortgaged Property and shall be subject to all renewals, extensions, modifications, releases, interest rate increases, future advances, changes or exchanges permitted by this Mortgage, all without the joinder or consent of such junior lien holder or the mortgagee or assignee or security holder and without any obligation on the Collateral Agent’s part to give notice of any kind to any of them.

17.2. Borrower shall maintain in good standing any other mortgage or encumbrance to secure debt affecting any part of the Mortgaged Property from time to time and shall not commit or permit or suffer to occur any default under such mortgages or encumbrances, nor shall Borrower accept any future advance under or modify the terms of any such mortgage or encumbrance which may then be superior to the lien of this Mortgage.

17.3. Notwithstanding anything to the contrary in the Credit Agreement or this Mortgage, if foreclosure proceedings should be initiated and unstayed against the Mortgaged Property, upon any lien or claim other than this Mortgage, whether alleged to be superior or inferior to the lien of this Mortgage, the Collateral Agent may immediately upon institution of such proceedings, or at any time during the pendency of them, declare this Mortgage and the debt secured by it to be due and payable and may, at its option, without notice, proceed to foreclose this Mortgage.

18. Subrogation. The Collateral Agent is hereby subrogated (a) to the lien(s) of each and every mortgage, lien or other encumbrance on the Mortgaged Property which is fully or partially paid or satisfied out of the proceeds of the Term Loan (as defined in the Credit Agreement), and (b) to the rights of the owner(s) and holder(s) of any such mortgage, lien or other encumbrance. The respective rights under and priorities of all such mortgages, liens or other encumbrances shall be preserved and shall pass to and be held by the Collateral Agent as security for the Obligations, to the same extent as if they had been duly assigned by separate instrument of assignment and notwithstanding that the same may have been canceled and satisfied of record.

19. Partial Releases by Collateral Agent.

Collateral Agent, without notice to Borrower, without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior mortgages, deeds of trust or other liens on the Mortgaged Property, may release any part of the Mortgaged Property or other security described in the Credit Agreement and may release any person liable for any Indebtedness without in any way affecting the priority of this Mortgage, to the full extent of the remaining Indebtedness, on the remainder of the Mortgaged Property. Collateral Agent may also agree with any party obligated for the indebtedness or having any interest in the Mortgaged Property or other security for the Indebtedness to extend the time, for payment of any part or all of the Indebtedness or to modify the terms for the payment thereof, or take additional security for the payment of the Indebtedness. No such action or agreement will release or impair the lien or effect of this Mortgage or bar Collateral Agent from exercising any right, power or privilege granted in this Mortgage or in Credit Agreement, in the event of any default or any subsequent default.

20. Usury. Nothing contained in this Mortgage or the Credit Agreement shall be construed or shall so operate either presently or prospectively to (a) require Borrower to pay interest at a rate greater than the rate which is now or hereafter lawful for transactions of this kind in the State of Florida, or (b) require Borrower to make any payment or do any act contrary to law. If the interest rate exceeds any applicable law relating to interest, then this Mortgage and the Credit Agreement shall be interpreted and construed to require payment of interest only to the extent of such maximum lawful rate, not to exceed the rate set forth in the Credit Agreement or in this Mortgage, where applicable. Any and all sums received by the Collateral Agent in excess of those lawfully collectible as interest shall be applied against the principal of the Obligations immediately upon the Collateral Agent’s receipt of the sums, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Collateral Agent had agreed to accept such extra payment(s) as prepayments.

21. Actions and Proceedings: Collateral Agent shall have the right (but not the obligation) to appear in and defend any proceedings or action with respect to the Mortgaged Property, and to bring any action or proceedings respecting the Mortgaged Property in order to protect or preserve Collateral Agent’s security interests hereunder, monitor the actions of Borrower, raise additional or alternative defenses or claims and bring any independent actions, defenses or claims, either in its own name or in the name of and on behalf of Borrower, all at Borrower’s expense, after reasonable notice to the Borrower.

22. Sale of Mortgaged Property: Transfer of Property: Transfer of Interest in Borrower:

22.1. Borrower understands that Collateral Agent, in making the loan evidenced by the Term Note, is relying to a material extent upon the business expertise and net worth of Borrower and its joint venturers, beneficiaries or stockholders (where applicable), and upon its and their continuing interest in the Mortgaged Property and in the entity which is the Borrower. Accordingly, neither Borrower nor the partners or joint venturers in Borrower (if Borrower is partnership or joint venture) , or the beneficiaries of Borrower (if Borrower is a trust), or the stockholders in Borrower (if Borrower is a corporation) shall, without Collateral Agent’s prior written consent (which Collateral Agent may withhold in its sole and unfettered discretion) , either directly or indirectly, voluntarily or involuntarily:

(1) sell, assign, transfer, convey or dispose of the Mortgaged Property, by installment sale contract or otherwise, any, part thereof. However, in the event of a sale of the entire Mortgaged Property by Borrower to a third party, the Collateral Agent may permit such third party to assume this Mortgage provided that the credit worthiness of said third party is acceptable to Collateral Agent, in such Collateral Agent’s sole and absolute discretion. In the event of such assumption, the Borrower shall not be released from its liability under the Credit Agreement and any guarantor shall likewise not be released from his liability and shall continue .

(2) sell, assign, transfer, convey or dispose of any general partnership interest in Borrower or its general partners, if any (if a partnership), any joint venture interest in Borrower, or its general partners, if any (if a joint venture), any majority or controlling beneficial interest in Borrower or its general partners, if any (if a trust), or any controlling voting interest or interests in any class of stock of Borrower or its general partners, if any (if a corporation);

(3) lease the Mortgaged Property, other than individual tenant leases granted in the ordinary course of business, or lease the Mortgaged Property (whether or not in the ordinary course of business) with an option to purchase;

(4) allow or permit a sale, assignment, transfer, conveyance or disposition, except by devise or descent, or by operation of law of any controlling interest or estate in the Mortgaged Property or any general partnership interest, joint venture interest, shareholder interest or majority beneficial interest in Borrower (as such terms may be applicable to partnerships, joint ventures and trusts);

(5) further encumber the Mortgaged Property, voluntarily or involuntarily, or by operation of law, or allow to exist against the Mortgaged Property any lien, mortgage, deed of trust, or other financial encumbrance except as permitted under the Credit Agreement; or

(6) create or allow the creation of any lien or security interest in any personal property, intangibles, accounts, fixtures or equipment attached to the Mortgaged Property.

22.2. Any action described in the above subsection shall be an Event of Default hereunder (as hereafter defined in Section 29), for which Collateral Agent will be entitled to its remedies for default, as provided herein. The word “Mortgaged Property” as used herein shall have the full meaning earlier given, and specifically shall include any parts or portions of the Mortgaged Property.

22.3. Whether or not Collateral Agent’s consent has been obtained, Borrower shall give immediate written notice to Collateral Agent of any conveyance, transfer or change of ownership of the Mortgaged Property or of any interest as described in this Section 22.

23. Notices. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile phone number of the intended recipient; or (d) by depositing the some into the custody of a national overnight commercial delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service or facsimile transmission, notices shall be deemed effective when received, except if facsimile transmission is used, then a duplicate original must also be sent out by overnight courier service for next-day delivery. For the purpose of notice, the addresses of the parties shall be as follows:

If the Collateral Agent, to: The address shown on page 1 above.

If to Borrower, to: The address shown on page 1 above.

From time to time either party may designate another or additional addresses for all purposes of this Mortgage by giving the other party no less than ten (10) days’ advance notice of such change of address in accordance with the notice provisions hereof.

24. Assignment of Leases, Rents and Profits.

24.1. Borrower hereby unconditionally grants to Collateral Agent a lien against the leases, rents, deposits and profits and does hereby further assign, transfer and set over to Collateral Agent, all right, title and interest of Borrower in and to all leases, and all rents, income, receipts, revenues, issues and profits from or due or arising put of the Mortgaged Property.

24.2. Borrower (a) will not execute any further assignment of any of its right, title or interest in the Leases, Rents, Contracts, Deposits and Profits; (b) will enforce the performance and observance of the covenants and obligations of the tenants under the Leases; (c) will not, except where Borrower is the landlord and the tenant is in default thereunder, terminate or consent to the cancellation or surrender of any Lease of office or retail space, now existing or hereafter to be made (except that any such Lease may be canceled if simultaneously upon the cancellation Borrower as landlord enters into a new Lease with a new tenant); (d) will not modify any such Lease where Borrower is the landlord to shorten the unexpired Lease term or decrease the amount of the rent and other charges payable by the tenant thereunder; (e) will not accept prepayments of any installments of rent to become due under any Leases in excess of one (1) month, except prepayments in the nature of security for the performance of the lessees, obligations thereunder; (f) will not in any other manner impair the value of the Mortgaged Property or the security of this Mortgage; (g) will observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property; (h) will not permit any Lease to be subordinated to any mortgage which is subordinate to this Mortgage; and (i) will not enter into any new Leases except those approved by Collateral Agent. Borrower will not enter into any new Leases without having first obtained Collateral Agent’s prior written consent which may be withheld subject to Collateral Agent’s sole discretion.

25. Covenants and Restrictions on Mortgaged Property - Interests.

25.1. Borrower represents and warrants that to the best of Borrower’s knowledge neither this Mortgage, the Mortgaged Property, nor the contemplated use of the Improvements, constitute a breach of, or a violation of, any covenants, conditions, easements or restrictions, whether of record or not, affecting or binding upon the Mortgaged Property, or alternatively that such breach or violation has been approved or waived by all parties required by law to so approve or waive such breach or violation. Borrower covenants and agrees that it will take all action necessary to prevent any such breach or violation from hereafter occurring, and defend and indemnify Collateral Agent from any consequences of such a breach or violation.

25.2. Borrower shall at all times faithfully and timely perform or cause to be performed all of the terms, covenants and conditions on Borrower’s part to be performed, which are contained in any restriction, agreement, easement, permit or other document affecting the Mortgaged Property. Borrower covenants and agrees that it will not waive or modify any of the material terms of any of the restrictions, agreements, easements, permits or other instruments, or the rights or easements created thereby, or cancel or surrender same, or release or discharge any party thereunder or person bound thereby of or from terms, covenants or conditions thereof, or permit the release or discharge of any party thereunder, without the prior written consent of Collateral Agent. Borrower shall take all necessary action to enforce the performance of all of the obligations of the other parties to, and the person bound by such restrictions, agreements, easements, or permits, or other documents.

25.3. Borrower will promptly send to Collateral Agent copies of all notices, advices, demands, requests, consents, statements, approvals, disapprovals, authorizations, determinations, satisfactions, waivers, designations, refusals, confirmations and denials which it shall give or receive under any of the aforesaid agreements, easements, permits and other documents.

26. Bankruptcy: Assumption or Assignment:

26.1. The parties agree that Borrower has substantial duties of performance apart from its mere financial obligations under this Mortgage, the Credit Agreement and other debt instruments or obligations which this Mortgage secures, and that parties other than the Borrower could not adequately and fully perform the covenants to be performed by Borrower in this Mortgage. The parties also agree that this Mortgage is an agreement for the making of loans and for the extending of debt financing or financial accommodations. No assumption of or assignment of this Mortgage shall be allowed in bankruptcy. Should an assumption or assignment of this Mortgage be permitted in violation of this covenant, the parties agree that Collateral Agent will not have adequate assurance of performance unless and until Collateral Agent is allowed access to adequate financial and other information to satisfy itself that the trustee in bankruptcy or proposed assignee is fully able to assume the financial and personal covenants of Borrower under this Mortgage, in full accordance with its terms and that sufficient collateral is pledged and sufficient bonds or letters of credit are posted by the trustee in bankruptcy or proposed assignee to guarantee performance of such obligations. The parties further agree that the definition of the term “adequate assurance” as set forth in section 365(b) (3) of the Bankruptcy Code of 1978, as amended, shall be applicable directly or by analogy to any determination of adequate assurance in connection with this Mortgage.

26.2. In the event Borrower becomes a debtor in bankruptcy, the debtor in possession or trustee in bankruptcy shall not be permitted to use, sell or lease any of the Mortgaged Property, whether or not in the ordinary course of business, without providing adequate protection to Collateral Agent. The parties agree that the language in Section 365 of the Bankruptcy Code of 1978, as amended, shall be the exclusive definition of the term “adequate protection” in connection with any use, sale or lease of the Mortgaged Property. The cash payment referred to in that section shall mean the full payments required under the Credit Agreement and all other indebtedness which this mortgage secures, plus payment representing the full replacement value of the Mortgaged Property used, sold or leased; the replacement liens referred to in that section shall mean liens on property, the actual market value of which is equal to or greater than the replacement cost of the Mortgaged Property used, sold or leased, and the term “indubitable equivalent” as used in that section shall mean protection afforded by either grants of administrative expense priority, grants to Collateral Agent of ownership interest of a continuing business surviving the bankruptcy, or grants to Collateral Agent of protected securities issued by a continuing business surviving the bankruptcy, which completely compensate Collateral Agent for the loss of the present value (computed at the then market rate of interest for commercial loans) of its interest in the Mortgaged Property. For purposes of computation, the value of the Mortgaged Property shall be the actual market cost of replacement real estate in approximately the same location and condition as the Mortgaged Property, and with similar improvements.

26.3. The parties agree that because of the extreme financial importance to Collateral Agent of this transaction, Collateral Agent will be irreparably harmed by any stay of its collection efforts or the exercise of its remedies under this Mortgage.

27. Changes in Zoning. Borrower covenants not to initiate, join in, or consent to any change in any zoning ordinance, private restrictive covenants, or other public or private restriction changing, limiting or restricting the uses which may be made of the Mortgaged Property, without the prior written consent of Collateral Agent which shall not be unreasonably withheld.

28. Covenants to Run with Land. All covenants contained in this Mortgage shall run with the land until this Mortgage is released of record.

29. Default and Remedies:

29.1. Each of the following occurrences shall be a default hereunder (an “Event of Default”):

(1) Failure of Borrower to make any payment due under the Note or the Credit Agreement when the same is due, whether at maturity or by acceleration or otherwise, or any other payment, charge or assessment due Collateral Agent from Borrower under this Mortgage.

(2) Failure of Borrower, within thirty (30) days after the date of such failure, to comply with any requirement or provision of Section 6 (“Taxes”) or Section 7 (“Insurance”) hereof.

(3) There occurs an event defined as an “Event of Default” in Section 22 (“Sale of Mortgaged Property; Transfer of Interest in Borrower”) hereof.

(4) Failure of Borrower, within fifteen (15) days after the date of a written notice from Collateral Agent of such failure, to promptly and completely observe and perform each and every other obligation, covenant and agreement contained in the Credit Agreement or in this Mortgage (excluding from this provision, however, the Events of Default described in any other subsection of this Section 29, if said cure periods are different than those as set forth in this sub-section). If the breach is intrinsically incapable of being cured within such time, then in such case the breach shall constitute an Event of Default only if Borrower does not (i) commence actions to cure the breach within fifteen (15) days after the date of Collateral Agent’s notice; (ii) agree with Collateral Agent, in writing, as to an outside cure date for completion; and (iii) diligently pursue the cure to completion by such date.

(5) The occurrence of an Event of Default under the Credit Agreement.

(6) the failure of Borrower to comply with all requirements imposed by the Americans With Disabilities Act (42 USC 12101 et seq.) and all amendments thereto (the “ADA”). The Borrower further agrees to indemnify, defend and hold the Collateral Agent harmless from and against any loss to the Collateral Agent, including without limitation, attorneys’ fees incurred by Collateral Agent as a result of the Borrower’s noncompliance with the ADA.

(7) any representation or warranty by the Borrower or any guarantor herein or in any certificate or report furnished by the Borrower or any guarantor hereunder shall prove to have been incorrect in any material respect.

29.2. During any time an Event of Default exists, Borrower will pay to Collateral Agent the entire principal of the Obligations then outstanding, and all accrued and unpaid interest thereon, and any other amounts payable hereunder or under the Credit Agreement, and also interest at the Default Rate on the then unpaid principal of the Obligations and on all amounts Borrower is required to pay pursuant to any provision of this Mortgage or the Credit Agreement. In addition thereto, Borrower shall pay such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection and enforcement of this Mortgage and the Credit Agreement. In the event Borrower fails to pay such amounts, Collateral Agent shall be entitled and empowered, subject to the limitations, if any, set forth herein, to institute such action or proceedings at law or in equity as may be necessary or desirable to Collateral Agent for the collection of the amounts due, and may prosecute any such action or proceedings to judgment or final decree. Collateral Agent may enforce any such judgment or final decree against Borrower and collect, out of, the property of Borrower wherever situated, as well as out of the Mortgaged Property in any manner provided by law, monies adjudged or decreed to be payable.

29.3. Collateral Agent shall be entitled to recover judgment against Borrower before, after or during any proceedings for the foreclosure of this Mortgage, and the right of Collateral Agent to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of Collateral Agent’s remedies under this Mortgage. In case of proceedings against Borrower in insolvency or bankruptcy, or any proceedings for Borrower’s reorganization or involving the liquidation of Borrower’s assets, then Collateral Agent shall be entitled to prove the whole amount of principal and interest due upon the Obligations and other Indebtedness to the full amount thereof, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property. However, in no case shall Collateral Agent receive from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the proceeds of any other actions a greater amount than the amount of the Indebtedness due from Borrower, including all principal, interest, reimbursements and other charges which constitute parts of the Indebtedness.

29.4. During all times during which an Event of Default exists, Collateral Agent shall have the following rights and remedies:

(1) Collateral Agent may declare the entire principal amount of the Obligations then outstanding, together with accrued and unpaid interest thereon, and all other items of Indebtedness hereunder, to be due and payable immediately, even if the same are not then due and payable.

(2) Regardless of whether Collateral Agent accelerates the Indebtedness as authorized above, Collateral Agent in person or by agent may only in accordance with Florida law (i) enter upon, take possession of, manage and operate the Mortgaged Property; (ii) make or enforce (or if the same be subject to modification or cancellation, modify or cancel) any or all of the Leases and Contracts upon such terms or conditions as Collateral Agent deems proper; (iii) sign new Leases and Contracts in the name of Collateral Agent or Borrower, evict existing tenants, and fix or modify rents and payments under Contracts; (iv) make repairs and alterations and do any acts which Collateral Agent deems proper to protect the security hereof; and (v) without taking possession, in its own name or in the name of Borrower, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid. During the time of Collateral Agent’s actions as permitted herein, Collateral Agent shall collect the Rents and Profits of the Mortgaged Property and apply the same, less the costs and expenses of operation and collection (including reasonable attorneys’ fees and expenses), to the Indebtedness, in such order as Collateral Agent may reasonably determine.

(3) Upon request of Collateral Agent, Borrower shall assemble and make available to Collateral Agent at the Mortgaged Property any of the personalty which was affixed to and has been removed from the Mortgaged Property. The entering upon and taking possession of the Mortgaged Property, the collection of any Rents and Profits, and the application of the same as provided herein, shall not operate to cure or waive any default previously or subsequently occurring, or affect any notice of default delivered by Collateral Agent hereunder, or invalidate any act done pursuant to any such notice.

(4) Notwithstanding possession of the Mortgaged Property by Collateral Agent or a receiver, and the collection, receipt and application of Rents and Profits as described above, Collateral Agent shall be entitled to exercise every right contained in this Mortgage or by law upon or after the occurrence of a default. Any of the actions described herein may be taken by Collateral Agent either in person or by agent, with or without bringing any action, and may be taken regardless of whether any notice or default or election to sell has been given hereunder, and without regard to the adequacy of the security for the Indebtedness.

(5) Collateral Agent shall be entitled to the appointment of a receiver by a court having jurisdiction, who shall be entitled without notice to take possession of and protect the Mortgaged Property, operate the same, collect the Rents and Profits therefrom, and otherwise exercise any rights or authority granted to Collateral Agent in this Mortgage. Collateral Agent’s right to the appointment of a receiver shall continue regardless of the value of the Mortgaged Property as security for the Indebtedness or the solvency of any person or corporation liable for the payment of such amount, and shall exist to the full extent provided by law. Notwithstanding the appointment of any receiver, liquidator or trustee for Borrower, or of any of its property, or of the Mortgaged Property, Collateral Agent shall be entitled to retain possession and control of all Mortgaged Property now or hereafter held under this Mortgage, including, but not limited to, the Rents and Profits.

(6) Collateral Agent may, at its option, bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

(7) All of the remedies of Collateral Agent hereunder or otherwise provided by law shall be concurrent and cumulative, and may be exercised together or independently. Expenses incurred by Collateral Agent, including reasonable attorneys, fees and expenses, shall be additions to the Indebtedness secured hereby. The rights and powers in this Section shall be irrevocable and shall continue after sale hereunder if Borrower continues to have any redemption rights with respect to the Mortgaged Property (to extent redemption rights are permitted hereunder).

(8) The failure of Collateral Agent to exercise its right to accelerate the maturity of the Indebtedness or to exercise any remedies hereunder in any one or more instances, or acceptance by Collateral Agent of partial payments, shall not constitute a waiver of any default or extend or affect the grace period, if any, provided herein. Collateral Agent shall continue to have all of its remedies as long as an Event of Default exists. Acceleration of maturity, once claimed hereunder by Collateral Agent, may, at the sole option of Collateral Agent, be rescinded by written acknowledgment to that effect to Borrower by Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way effect or rescind such acceleration of maturity, nor extend or affect the grace period, if any.

(9) No recovery of any judgment by Collateral Agent and no levy of an execution under any judgment upon the Mortgaged Property shall affect, in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, and any liens, rights, powers, and remedies of Collateral Agent shall continue unimpaired as before.

(10) In exercising the remedies herein described or taking of any of the actions which are authorized herein, Collateral Agent will be acting solely and exclusively as agent for Borrower in attempting to realize the maximum return from the Mortgaged Property and in attempting to obtain payment for Collateral Agent of the amounts which Collateral Agent is to receive pursuant to the Credit Agreement. The parties acknowledge that in so doing, Collateral Agent will not be or be deemed to be an “owner” or “operator” of the Mortgaged Property under any environmental statute, law, regulation or ordinance, and will not be assuming any obligations of Borrower to fully comply with all such statutes, laws, regulations or ordinances, as more particularly described in this Mortgage. Borrower will specifically defend and indemnify Collateral Agent against any such liability, cost, loss, or expense.

30. Waiver of Marshalling, Appraisement, Valuation, Stay, Extension, and Redemption Laws: Collateral Agent shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. Collateral Agent shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. The Borrower, any party who consents to this Mortgage and any party who now or hereafter acquires a security interest in the Mortgaged Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law provided herein.

The Borrower agrees to the full extent permitted by law, that in case of an Event of Default on its part, neither the Borrower nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property hereby conveyed, or the final and absolute putting into possession thereof; immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof and agrees that the Collateral Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety.

31. Environment Representations and Warranties of Borrower.

31.1. Other than in accordance with applicable laws, Borrower covenants, represents and warrants to Collateral Agent that to its actual knowledge:

(1) The Mortgaged Property has not and is not being used to refine, produce, store, handle, transfer, process or transport Hazardous Substances or any pollutant or contaminate as those terms are defined above or in the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), 42 U.S.C.A. Section 960l(14), as may be amended except for those Hazardous Substances disclosed to Collateral Agent.

(2) Borrower shall not in the future use all or any part of the Mortgaged Property for the purpose of refining, producing, storing, handling, transferring, processing, or transporting any pollutants or contaminates or any Hazardous Substances or petroleum products in any manner which would result in a release or threatened release which could require response under applicable Environmental Regulations, nor shall Borrower permit or suffer any other party to use all or any part of the Mortgaged Property for any purpose forbidden herein.

(3) No violation of any Environmental Regulations now exists regarding the Mortgaged Property.

31.2. As used herein, the term “Hazardous Substances” shall mean ureaformaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, radioactive materials or wastes, petroleum products, or any other waste material or other substance which would subject the owner of the Mortgaged Property to any response costs, damages, penalties or liabilities under any applicable Environmental Regulations. The term “Environmental Regulations” as used herein means any federal, state, local laws, statutes, codes, ordinances, regulations, requirements or rules relating to any environmental matters, including the removal, handling, and disposal of hazardous or toxic waste materials.

32. Environmental Covenants of Borrower.

32.1. Borrower shall furnish to the United States Environmental Protection Agency or any lawful authority all information lawfully requested by them with respect to the operations of the Mortgaged Property. However, nothing herein shall operate to prevent Borrower from contesting any such information request by lawful means.

32.2. Borrower shall operate its business on the Mortgaged Property, and require all tenants to operate their businesses on the Mortgaged Property, in a careful and prudent manner, and shall require the tenants to avoid and prevent any “release”, as defined in CERCLA Section 9601 (22), of any Hazardous Substances on or about the Mortgaged Property into any waters or onto any lands, or air unless such release or disposal is pursuant to and in compliance with all applicable Environmental Regulations except as disclosed to Collateral Agent.

32.3. Borrower shall give written notice to Collateral Agent within three (3) business days upon Borrower’s acquiring knowledge of the presence of any Hazardous Substance on the Mortgaged Property or of any Hazardous Substances contamination thereon, with a full description thereof.

32.4. Borrower shall within three (3) business days advise Collateral Agent in writing of any notices received by Borrower or its agents, contractors, authorized representatives and employees, alleging that the Mortgaged Property contains Hazardous Substances or contamination thereof or that a violation or potential violation of any Environmental Regulation laws, ordinances, rules or regulations exists on or at the Mortgaged Property, or because of actions by Borrower, any tenants, or the agents of the same.

32.5. Borrower shall within three (3) business days advise Collateral Agent in writing of all claims made or threatened by any third party against Borrower, its agents, contractors, authorized representatives, and employees, or the Mortgaged Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substances pertaining to the Mortgaged Property.

32.6. Except as previously disclosed to Collateral Agent, Borrower shall within three (3) business days advise Collateral Agent in writing upon Borrower’s acquiring knowledge of any discovery by Borrower’s agents, contractors, authorized representatives or employees of any occurrence or condition on the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property which does or could cause the Mortgaged Property to contain Hazardous Substances or otherwise be in violation of any Environmental Regulations, or cause the Mortgaged Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Regulations.

33. Borrower’s Obligations to Remedy Environmental Matters.

33.1. In the event any local governmental authority, any state or the federal government, or any agency of either, including, but limited to, the United States Environmental Protection Agency, notifies Borrower that an investigation is being or will be conducted regarding the Mortgaged Property or that any “removal” or “remedial action” (as these terms are defined in 42 U.S.C. Sections 9601 (23) and (24) (or successor legislation), or any clean-up operations of any kind or nature are necessary to be performed on the Mortgaged Property, or in the event any of such authorities commence, perform or complete any clean-up operation, then Borrower shall notify Collateral Agent thereof and the Borrower shall have the right to contest, but only by any lawful means, (a) the determination of such governmental authority that such cleanup operation is necessary, (b) the means or methods of clean-up proposed, ordered or undertaken by such governmental authority, (c) the extent of the clean-up proposed, ordered or undertaken by such governmental authority, or (d) any other matter respecting or relating to the clean-up proposed, ordered or undertaken by such governmental authority. However, prior to Borrower’s commencement of such contest Borrower shall notify Collateral Agent of its intent to contest such items, and Collateral Agent shall determine whether such contest may cause such sufficient risk to either the environment or the Mortgaged Property or the impairment of the lien of this Mortgage. Borrower may not proceed with such contest pending Collateral Agent’s determination. If Collateral Agent determines that it is necessary to insure the protection of the environment, the Mortgaged Property or its Mortgage lien during such contest, Borrower shall provide to Collateral Agent an amount sufficient to perform and complete the work, and to reimburse Collateral Agent for any clean-up operations which have been or may be performed. These funds shall be held, at Collateral Agent’s option, in an interest-bearing escrow account selected by Collateral Agent, with the interest to be accumulated in the account until the work is completed. In lieu of such a cash deposit, the Borrower may provide a bond satisfactory to Collateral Agent, or other security as Collateral Agent may find satisfactory in its sole discretion.

33.2. Borrower shall also have the right to seek contribution, indemnity or any other legal right, remedy or recourse which Borrower has or may have against any party except Collateral Agent or its officers, agents, or employees. Upon the entry of any final, nonappealable judgment (or the execution of a consent decree or other agreement between Borrower and such governmental authority) requiring Borrower to perform any clean-up operation on the Mortgaged Property, or in the event Borrower does not contest the clean-up ordered or undertaken by such governmental authority, then Borrower shall timely begin the clean-up operation and notify Collateral Agent of the same, within five (5) days after (i) Borrower’s receipt of notice from such governmental authority that such clean-up is required, or (ii) the commencement of such clean-up operation by such governmental authority, whichever is earlier, or (iii) the time periods set forth in the judgment, consent decree or other agreement. Borrower shall promptly do the following as ;.appropriate:

(1) begin performance of the clean-up operation;

(2) cooperate with any governmental authority conducting any clean-up operation and reimburse said authority for the cost thereof if required by law to do so; and

(3) fully reimburse any other party in accordance with said final nonappealable judgment for any clean-up operation performed as required by law and obtain a release from such party and furnish Collateral Agent a copy of such release.

33.3. If Borrower fails to remove any Hazardous Substance or otherwise comply with the Environmental Regulations, Collateral Agent may, after notice to Borrower and the expiration of any cure period provided in this Mortgage, declare an Event of Default of this Mortgage and do whatever is necessary to either eliminate such Hazardous Substance from the Mortgaged Property or otherwise cause compliance with the Environmental Regulations, in addition to exercising the other remedies of Collateral Agent hereunder for a breach of this Mortgage. All losses, costs, damages, claims, and expenses incurred by Collateral Agent on account of Borrower’s failure to perform the obligations described in this Mortgage shall be immediately due and payable with interest thereon at the Default Rate specified in the Credit Agreement and shall become, until repaid, part of the Indebtedness secured hereby as a future advance by Collateral Agent under this Mortgage.

33.4. Borrower acknowledges that in the event any Hazardous Substance is removed from the Mortgaged Property by either Borrower or by Collateral Agent, the Environmental Protection Agency Generatory Identification Number used on the waste manifest of such Hazardous Substance shall be in the name of the Borrower, or Borrower’ s agent (other than Collateral Agent) , and Borrower shall assume all of Collateral Agent’s potential and actual liability for the removal and disposal of such Hazardous Substance. Borrower shall give and hereby grants to Collateral Agent, its agents and employees, access to the Mortgaged Property, and hereby specifically grants the Collateral Agent a license, effective upon expiration of the applicable cure period, if any, to remove such materials in order to comply with Environmental Regulations. Notwithstanding the foregoing, Borrower shall not be in default hereunder, and the Collateral Agent shall not have the right to accelerate the Indebtedness, so long as Borrower commences the clean-up operation within the time periods set forth above and thereafter diligently prosecutes such clean-up operation to completion.

33.5. In exercising any of the remedies provided herein or taking any of the actions which are authorized herein, Collateral Agent will be acting solely and exclusively as agent for Borrower in attempting to realize the maximum return from the Mortgaged Property and in attempting to obtain payment to Collateral Agent of the amounts which Collateral Agent is to receive pursuant to the Credit Agreement. The parties acknowledge that in so doing, Collateral Agent will not be or be deemed to be an “owner” or “operator” of the Mortgaged Property under any Environmental Regulation, and will not be assuming any obligations of Borrower to fully comply with the Environmental Regulations. Borrower will specifically defend and indemnify Collateral Agent against any such liability, cost, loss or expense, including all costs and attorneys’ fees incurred through litigation and all appeals.

34. Environmental Indemnification. Borrower shall defend and indemnify Collateral Agent against any and all claims, assertions, demands, judgments, penalties, fines, liabilities, costs, damages and expenses, including court costs and attorney’s fees and expenses incurred by Collateral Agent, whether prior to trial, or on appeal, in any action against or involving Collateral Agent resulting from any breach of the representations, warranties and covenants in this Mortgage, and from the discovery of any Hazardous Substance in, upon, or over or emanating from the Mortgaged Property. It is the intent of Borrower and Collateral Agent that Collateral Agent shall have no liability or responsibility for damage or injury to human health, the environment or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to Hazardous Substances by virtue of the interest of Collateral Agent in the Mortgaged Property created hereby, or as the result of Collateral Agent exercising any of its remedies hereunder, including but not limited to Collateral Agent’s becoming the owner of the Mortgaged Property by foreclosure or conveyance in lieu of foreclosure. Any amounts covered by the foregoing indemnification shall be added to the Indebtedness otherwise secured by the Mortgage and shall bear interest from the date incurred at the Default Rate, and shall be payable on demand and be a part of the Indebtedness secured hereby. Such expenses shall be reimbursed by Borrower to Collateral Agent as and when such expenses are incurred, and Collateral Agent shall not be required to wait until such losses, costs, damages, liabilities or expenses have been reduced to judgment.

35. Merger: There shall be no merger of this Mortgage or any other document securing the Obligations with the fee estate of the real estate by reason of the fact that the same party may hold or acquire, directly or indirectly, the Credit Agreement, this Mortgage or any other document securing the Credit Agreement and at the same time be the owner of the fee estate of the Mortgaged Property or, thereafter acquire the fee estate of the real estate, or by reason of the fact that the same party may hold or acquire, directly or indirectly, the fee estate of the real estate and at the same time be the owner and holder of the Credit Agreement, this Mortgage or any other instruments securing the Credit Agreement or thereafter acquire the Credit Agreement, this Mortgage or any other instrument securing the Credit Agreement.

36. Delay or Omission - No Waiver. No delay or omission of the Collateral Agent to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a “waiver” of any such default, or acquiescence therein; and every right, power and remedy given by this Mortgage to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent; provided, however, no default shall have occurred if such default is cured prior to any action by Collateral Agent.

If the Collateral Agent (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment thereof; (iii) waives or does not exercise any right granted herein; (iv) releases any part of the Mortgaged Property from the lien of the Mortgage or otherwise changes any of the terms of the Credit Agreement or this Mortgage; (v) consents to the filing of any map, plat or replat thereof; (vi) consents to the granting of any easement thereon; or (vii) makes or consents to any agreement subordinating the lien or charge of this Mortgage, any such act or omission shall not release, discharge, modify, change or affect the Obligations, this Mortgage or otherwise of the Borrower or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer or guarantor; nor shall any such act or omission preclude the Collateral Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, except as otherwise expressly provided in an instrument or instruments executed thereby. In the event of any sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Collateral Agent, without notice to any person or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

37. Offsets. No Indebtedness secured by this Mortgage shall be deemed to have been offset or compensated by all or any part of any claim, cause of action, counterclaim or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which Borrower now or hereafter may have or may claim to have against Collateral Agent; and, in respect of the Indebtedness now or hereafter secured hereby, Borrower waives to the full extent permitted by law the benefits of any applicable law, regulation or procedure which substantially provides that where cross-demands for money have existed between persons at any point in time when neither demand was barred by the applicable statute of limitations, and an action is thereafter commenced by one such person, the other person may assert in his answer the defense of payment in that the two (2) demands are compensated so far as they equal each other, notwithstanding that an independent action asserting his claim would at the time of filing his answer be barred by the applicable statute of limitations.

38. Discontinuance of Proceedings - Position of Parties Restored. In case the Collateral Agent shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Collateral Agent, then and in every such case the Borrower and the Collateral Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Collateral Agent shall continue as if no such proceeding has been taken.

39. Intentionally Omitted.

40. WAIVER OF TRIAL BY JURY BORROWER AND COLLATERAL AGENT HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR COLLATERAL AGENT EXTENDING CREDIT TO BORROWER. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF COLLATERAL AGENT, NOR THE COLLATERAL AGENT’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT COLLATERAL AGENT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

41. [Intentionally Omitted].

42. Further Assurances. Borrower, upon the reasonable request of Collateral Agent, will execute, acknowledge and deliver such further instruments (including, without limitation, a declaration of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Credit Agreement and to subject to the liens thereof any property intended by the terms thereof to be covered thereby, and any renewals, additions, substitutions, replacements or betterments thereto. Upon any failure by Borrower to execute and deliver such instruments, certificates and other documents on or before fifteen (15) days after receipt of written request therefor, Collateral Agent may make, execute and record any and all such instruments, certificates and Borrower irrevocably appoints Collateral Agent the agent and attorney-in-fact of Borrower to do so.

43. Survival of Warranties and Covenants: All covenants, agreements, representations and warranties made in this Mortgage and the Credit Agreement shall be deemed to have been material and relied upon by Collateral Agent and shall survive the execution and delivery to Collateral Agent of the Credit Agreement and the disbursement and advancement of funds thereunder until payment in full of all Indebtedness.

44. Tax and Insurance Escrow. At the sole option of Collateral Agent in order to more fully protect the security of this Mortgage, on written notice to Borrower, Borrower shall pay to Collateral Agent, an amount equal to one-twelfth of the annual (i) taxes and (ii) insurance premiums for such insurance as is required hereunder (initially, Collateral Agent elects not to require Borrower to establish a tax and insurance escrow). Borrower shall also pay into such account such additional amounts, to be determined by Collateral Agent from time to time, as will provide a sufficient fund at least thirty (30) days prior to the due dates of the next installment of such taxes and insurance premiums, for payment of such taxes and insurance premiums so as to realize the maximum discounts permitted by law. Amounts held hereunder by Collateral Agent shall be in an interest bearing account. Upon assignment of this Mortgage, Collateral Agent shall have the right to pay over the balance of such amounts then in its possession to the assignee and Collateral Agent shall thereupon be completely released from all liability with respect to such amounts. Upon full payment of the Indebtedness, or, at the election of Collateral Agent at any prior time, the balance of such amounts shall be paid over to Borrower and no other party shall have any right or claim thereto. Amounts held by Collateral Agent pursuant to this Section 44 may be used by Collateral Agent in sufficient time to allow Collateral Agent to satisfy Borrower’s obligations to pay taxes and required insurance premiums, within the maximum discount period, where applicable.

45. Intentionally Omitted.

46. No Representations by Collateral Agent. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Collateral Agent, pursuant to the Credit Agreement including (but not limited to) any officer’s certificate, survey, appraisal or to insurance policy, Collateral Agent shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Collateral Agent.

47. Borrower-Collateral Agent Relationship. Borrower acknowledges and agrees that the relationship created by the loan evidenced by the Credit Agreement and Mortgage is that of Collateral Agent-borrower, creditor-debtor and mortgagee-mortgagor, and the parties do not intend any partnership, joint venture, trustee-beneficiary or other similar relationship to exist or be created between Borrower and Collateral Agent.

48. Release of Collateral Agent. Borrower acknowledges that it is executing this Mortgage and the Credit Agreement of its own voluntary act, free from duress and undue influence. Borrower hereby releases Collateral Agent and its employees, agents, and counsel from any claims that it may have (arising prior to the execution of this Mortgage and the Credit Agreement) against Collateral Agent, its employees, its agents and counsel for the acts of any of the foregoing parties in connection with the loan evidenced by the Credit Agreement and secured by the Mortgage.

49. Indemnification. Without limiting any of the other provisions contained in this Mortgage or the Credit Agreement, Borrower agrees to indemnify and hold Collateral Agent harmless against and with respect to any and all liability, deficiency, damage, cost or expense resulting from any misrepresentation, material omission, breach of warranty or representation, or the non-fulfillments of any covenants or agreement on the part of Borrower under or relating to this Mortgage or the Credit Agreement, and any and all actions, suits, proceedings, demands, assessments, judgments, costs, legal and accounting fees or other expenses incident to the foregoing indemnification of the Borrower pursuant to this subsection.

50. Homestead. The subject Property is not the residence or homestead of the Borrower and does not constitute their homestead.

51. Cross Default. Borrower and the Collateral Agent agree that a default in any other loan made by the Collateral Agent to Borrower, shall be a default in this Mortgage and the Credit Agreement, and the Collateral Agent shall immediately have all rights and remedies available to it under this Mortgage and the Credit Agreement. A default in this Mortgage or the Credit Agreement shall be a default in any loan made by the Collateral Agent to the Borrower.

52. Representations and Warranties. The Borrower represents and warrants to the Collateral Agent:

(1) the proceeds of the Notes are not being used to purchase or carry any “margin stock” within the meaning of Regulation “G”, “U”, or “T” of the Board of Governors of the Federal Reserve System, nor to extend credit to others for that a purpose.

(2) the extension of credit secured by this Mortgage is exempt from the provisions of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) (the “Act”) and Regulation “Z” of the Board of Governors of the Federal Reserve System (the “Regulation”), because Borrower is a person fully excluded from the Act and the Regulation, and/or because said extension of credit is only for business or commercial purposes of Borrower and the Notes are not being used for personal, family, household or agricultural purposes. Borrower acknowledges and agrees that the Lenders are relying on the representations and warranties in this Mortgage and the Credit Agreement as a precondition to issuing the Notes, and that all such representations and warranties shall survive the date hereof and any bankruptcy proceedings.

53. Miscellaneous.

53.1. In the event of a conflict between the terms, covenants and conditions of this Mortgage and those of Credit Agreement, the terms, covenants and conditions of the document which shall enlarge the interest of Collateral Agent in the Mortgaged Property, afford the Collateral Agent greater financial security in the Mortgaged Property and/or assure payment of the Indebtedness in full, shall control.

53.2. The headings and captions of various paragraphs of this Mortgage are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

53.3. In the event any one or more of the provisions contained in this Mortgage or in the Credit Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage or Credit Agreement, but this Mortgage or Credit Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

53.4. This Mortgage and the rights of enforcement hereunder shall, without regard to the place of contract or payment, be construed and enforced according to the internal laws of the State of Florida without reference to any provision of Florida law that selects the laws of another jurisdiction.

53.5. Time is of the essence of this Mortgage, and the waiver of the options or obligations secured hereby shall not at any time thereafter be held to be an abandonment of such rights. Notice of the exercise of any option granted to Collateral Agent herein, or in the Credit Agreement, is not required to be given, except as otherwise provided herein.

53.6. The covenants herein contained are joint and several and shall bind, and the benefits and advantages thereof shall also inure to the benefit of, the respective heirs, successors and assigns of the parties.

53.7. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders.

IN WITNESS WHEREOF, Borrower has executed this Mortgage or caused this Mortgage to be executed by its duly authorized representatives the day and year first above written.

BORROWER:

SRI/SURGICAL EXPRESS, INC., a Florida corporation

By:	/S/ WALLACE D. RUIZ
Wally Ruiz
Sr. Vice President and CFO

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 13th day of December, 2005, by Wally Ruiz, as Sr. Vice President and CFO of SRI/Surgical Express, Inc., a Florida corporation, on behalf of said corporation. He is personally known to me.

NOTARY PUBLIC:

Sign:	/S/ DENISE K. SKILLMAN
Print:	Denise K. Skillman
State of Florida At Large

(Seal)

My Commission Expires: November 15, 2007
Commission Number: DD238738

EXHIBIT A

A portion of Section 7, Township 28 South, Range 17 East, Hillsborough County, Florida, being further described as follows:

From the South 1/4 corner of Section 7, Township 28 South, Range 17 East, Hillsborough County, Florida, thence N 01 degrees 22’ 47” W, 1360.45 feet to the centerline of a 200 foot Tampa Electric Company easement; thence S 88 degrees 56’ 37” W along said centerline, a distance of 382.04 feet; thence N 09 degrees 51’ 42” E, 924.18 feet to the Point of Beginning; thence continue N 09 degrees 51’ 42” E, 396.01 feet to the Southerly right-of-way line of Race Tract Road (also known as Tampa Shores Road, being a 66 foot right-of-way); thence N 47 degrees 27’ 31” E, 573.00 feet along said Southerly right-of-way line of Race Track Road; thence S 09 degrees 52’ 42” W, 850.01 feet; :thence N 80 degrees 08’ 18” W, 349.59 feet to the Point of Beginning.

LESS AND EXCEPT that portion thereof conveyed to Hillsborough County by virtue of Warranty Deed recorded in Official Records Book 11096, Page 1778.

32